UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported)   June 12, 2013

AnythingIT, Inc.
(Exact name of registrant as specified in its charter)

Delaware	0-54540	22-3767312
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

17-09 Zink Place, Unit 1, Fair Lawn, NJ	07410
(Address of principal executive offices)	(Zip Code)

Registrant's telephone number, including area code   (877) 766-3050

not applicable
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 3.02	Recent Sales of Equity Securities.

On June 12, 2013 the Board of Directors of AnythingIT, Inc. granted five year options to purchase 1,000,000 shares of our common stock to each of Messrs. David Bernstein, our Chief Executive Officer, and Vlad Stelmak, our Chief Operating Officer, as well as five year options to purchase 50,000 shares of our common stock to Mr. Richard Hausig, a member of our Board of Directors.  These options, which were granted under our 2010 Equity Compensation Plan, are immediately exercisable at $0.033 per share, as to the options granted to Messrs. Bernstein and Stelmak, and $0.03 per share, as to the options granted to Mr. Hausig.  The recipients are accredited investors and the issuances were exempt from registration under the Securities Act of 1933, as amended, in reliance on exemptions provided by Section 4(2) of that act.

Item 5.02	Departure of Directors or Certain Officers, Election of Directors, Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On June 12, 2013 AnythingIT, Inc. entered into amendments to the Executive Employment Agreements, as amended, with each of David Bernstein, its Chief Executive Officer, and Vlad Stelmak, its Chief Operating Officer, extending the terms of those agreements which were previously set to expire on July 1, 2013 to July 1, 2015.  No additional revisions were made to the terms of these agreements.

The amendments to each of Mr. Bernstein’s and Mr. Stelmak’s employment agreements are filed as Exhibits 10.16 and 10.17, respectively.

Item 9.01	Financial Statements and Exhibits.

Exhibit No.	Description

10.16	Amendment to Executive Employment Agreement dated May 24, 2013 by and between AnythingIT, Inc. and David Bernstein.
10.17	Amendment to Executive Employment Agreement dated May 24, 2013 by and between AnythingIT, Inc. and Vlad Stelmak.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ANYTHINGIT INC.

Date: June 13, 2013	By: /s/ David Bernstein
David Bernstein, Chief Executive Officer

Index to Exhibits

Exhibit No.	Description

10.16	Amendment to Executive Employment Agreement dated May 24, 2013 by and between AnythingIT, Inc. and David Bernstein.
10.17	Amendment to Executive Employment Agreement